UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 10, 2005

MCNAB CREEK GOLD CORP.

(Exact name of registrant as specified in its charter)

Nevada

(State of Incorporation)

0-50915

(Commission File Number)

98-0343710

(I.R.S. Employer Identification Number)

Suite 1220, 789 West Pender Street

Vancouver, B.C.  V6C 1H2   CANADA

(Address of principal executive offices, including zip code)

(604)669-9330

(Registrant's telephone Number, including area code)

INFORMATION TO BE INCLUDED IN THE REPORT

Section 5 - Corporate Governance and Management

Item 5.02 - Departure of Directors or Principal Officers;

Election of Directors; Appointment of Principal Officers

Effective February 11, 2005, E.L. Hunsaker III resigned from our board of directors.  Mr. Christopher R. Verrico has been appointed a director of our company to fill the vacancy created by the resignation of Mr. Hunsaker.  Mr. Hunsaker’s resignation from the Registrant was not the result of any disagreement with the Registrant on any matter relating to the Registrant’s operations, policies or practices.

Mr. Verrico has 25 years of project management experience in the civil/heavy industrial construction and mining industries.  Mr. Verrico has acted both as a project manager and consultant on numerous utility and road improvement projects in British Columbia including infrastructure, development and construction for mining operations in the Canadian north.

Section 9 - Financial Statements and Exhibits

Item 9.01 - Financial Statements and Exhibits

(a)

Financial Statements of Business(es) Acquired

Not Applicable

(b)

Pro forma Financial Information

Not Applicable

(c)

Exhibits

None

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MCNAB CREEK GOLD CORP.

Per:

/s/Kenneth G. Townsend

Kenneth G. Townsend,

President, C.E.O., C.F.O. and Director